                                                                    Exhibit 99.1
                                                                    ------------
    BSB
Bancorp, Inc.                                                 News Release
58-68 Exchange St.
Binghamton, New York 13901
--------------------------------------------------------------------------------
                                                        For Further Information,
                                                    Contact:
                                                    Rexford C. Decker
                                                    Senior Vice President & CFO
                                                    (607) 779-2320
                                                    Website: www.bsbbank.com


                   BSB BANCORP ANNOUNCES THIRD QUARTER 2001

                          NET INCOME OF $5.2 MILLION

                   BINGHAMTON, N.Y.--October 18, 2001-- BSB Bancorp, Inc., (NASDAQ/NMS:BSBN) the bank holding company for BSB Bank & Trust Company, a diversified financial services organization with total assets of approximately $2.1 billion, today announced financial results for the third quarter 2001.

Third Quarter 2001 Performance Highlights:

 .    Non-performing loans decreased by $10.0 million or 18.6% from second quarter 2001
 .    C & I loans reduced by $67.2 million or 7.9% from second quarter 2001

 .    Allowance for credit losses to non-performing loans ratio increased to
     129.4% at September 30, 2001 from 102.1% at June 30, 2001

 .    Interest margin improved by 10 basis points over second quarter 2001

 .    Average outstanding balances of higher cost Brokered CDs, Negotiable CDs, and "Moneydesk" deposits declined by $59.9 million

     Net income for the quarter ended September 30, 2001 was $5.2 million, or $0.51 per diluted share, compared to a net loss of $1.7 million, or $0.16 per diluted share, for the third quarter of 2000. Third quarter 2000 results included a $17.2 million provision for credit losses. Second quarter 2001 net income was $5.4 million, or $0.53 per diluted share.

     Rexford Decker, Senior Vice President and Chief Financial Officer stated, "Our third quarter net income declined slightly from the second quarter of 2001, as we continue to reduce our earning asset balances by decreasing the amount of C&I loans. However, our third quarter margins improved by 10 basis points over the second quarter, as we continued to reduce the amount of higher cost funding sources such as Brokered CDs and "Moneydesk" deposits."

     "We are pleased that we continue to make strong progress executing our strategy of reducing commercial and industrial loans as a percentage of the total loan portfolio," said Howard W. Sharp, President and Chief Executive Officer. "This decline is strengthening our credit profile and reducing our need for wholesale funding."

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

     Net interest income was $20.7 million for the third quarter of 2001, compared to $23.4 million in 2000. This reflects a reduction of $164.4 million in average earning assets between the third quarter of 2000 and the current quarter, along with a 15 basis points drop in the margin. Second quarter 2001 net interest income was $21.0 million. The primary reason for the decline in net interest income from the second quarter relates to the $81.4 million reduction in average earning assets consistent with our stated intention of significantly reducing our C&I loan portfolio. The Bank's 10 basis points margin improvement partially offset the effect of the decline in average earning assets.

     The third quarter 2001 provision for credit losses was $4.6 million, compared with $17.2 million for the quarter ended September 30, 2000, and $4.5 million for the second quarter of 2001.

     "The actions we are undertaking to strengthen our commercial lending division are reflected in the improvement in our level of non-performing loans compared to the second quarter," said Mr. Sharp. "We have also increased our allowance for credit losses."

     The allowance for credit losses was $56.9 million at September 30, 2001, compared to $41.8 million at September 30, 2000, and $55.2 million at June 30, 2001. At September 30, 2001 the allowance for credit losses as a percentage of period-end loans outstanding was 3.74 percent, compared to 2.30 percent at September 30, 2000, and 3.37 percent at June 30, 2001.

     Third quarter net charge-offs were $2.8 million, compared to $9.4 million during the third quarter of 2000, and $10.8 million in the second quarter of 2001. Non-performing loans at September 30, 2001 were $44.0 million, or 2.89 percent of total gross loans outstanding, compared to $33.1 million, or 1.82 percent of total gross loans outstanding at September 30, 2000, and $54.0 million, or 3.30 percent of total gross loans outstanding at June 30, 2001.

     Non-interest income for the third quarter of 2001 was $3.1 million, compared to $3.7 million for the comparable period of 2000, and $3.1 million for the second quarter of 2001. During the fourth quarter of 2000 the Bank's merchant credit card business was outsourced, accounting for approximately $570,000 of the non-interest income decline. Coincident with this decrease, merchant credit card expense decreased by $546,000.

     Operating expense for the third quarter of 2001 was $10.8 million, compared to $12.7 million for the third quarter of 2000, which included $2.0 million for merger-related expenses. Third quarter operating expenses were down by approximately $82,000, in comparison to second quarter 2001 expenses of $10.9 million.


Year To Date

     For the nine months ended September 30, 2001, net income was $15.6 million or $1.54 per diluted share, compared to net income of $10.4 million, or $1.00 per diluted share, for the comparable period in 2000. Net interest income was $62.4 million for the nine months of 2001, compared to $69.3 million for 2000. Year-to-date non-interest income was $8.9 million compared to $10.5 million during 2000. Nine month operating expense was $32.5 million compared to $36.2 million during 2000.

     On August 7, 2001 the Bank announced that the Board of Directors had authorized the repurchase of up to 500,000 BSB Bancorp, Inc. common shares, representing approximately 5% of the stock currently issued and outstanding. At September 30, 2001, there were 9,795,849 shares of BSB common stock issued and outstanding.

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

Forward Looking Statements

     This news release contains forward-looking statements, including those regarding the projected performance of BSB Bancorp, Inc. These statements constitute forward-looking information, within the meaning of the Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties. Actual results may differ materially from any forward-looking information discussed in this news release.

     Factors that might cause such differences include, but are not limited to: fluctuations in interest rates, government regulations and economic conditions and competition in the geographic and business areas in which BSB conducts its operations, as well as unanticipated credit losses and other similar conditions affecting the Company's operations, pricing, products, and services.

     Except as required by law, BSB disclaims any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements in this news release to reflect future events or developments.

     For additional information regarding BSB, including a discussion of related risk factors, please refer to BSB's public filings with the Securities and Exchange Commission which are available online at http://www.sec.gov.


Profile

         Headquartered in Binghamton, New York, BSB Bancorp, Inc. provides a broad range of deposit, loan, trust and financial management services to businesses and consumers in Broome, Onondaga, Tioga, Chenango and Chemung counties. The Bank serves its customers from 22 full-service banking offices, 29 branch-based, and 26 off-premise automatic teller machines and at 12 proprietary banking service locations (StoreTeller(R)) situated in a large area supermarket chain. The Bank is the leader in total deposits in Broome County.


                                      ###

BSB Bancorp, Inc.
Quarters Ended September 30,                        2001               2000
---------------------------------------------------------------------------
Net Income (Loss)                             $5,190,000        $(1,665,000)
Earnings (Loss) Per Share
     Basic                                         $0.52             $(0.16)
     Diluted                                       $0.51             $(0.16)

Nine Months Ended September 30,                     2001               2000
----------------------------------------------------------------------------
Net Income                                   $15,597,000        $10,402,000
Earnings Per Share
     Basic                                         $1.56              $1.01
     Diluted                                       $1.54              $1.00

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
-------------------------------------------------------------------------------------------------------------------
BSB BANCORP, INC.  -  CONSOLIDATED                                      (Dollars in Thousands, Except Share Data)
FINANCIAL HIGHLIGHTS -  EARNINGS
-------------------------------------------------------------------------------------------------------------------
                                                           Quarters Ended                      Nine Months Ended
                                               Sept. 30,       June 30,     Sept. 30,              Sept. 30,
                                                   2001           2001          2000           2001           2000
-------------------------------------------------------------------------------------------------------------------
OPERATIONS DATA
Total interest income                           $40,244        $42,927       $49,661       $129,205       $144,299
Total interest expense                           19,564         21,889        26,276         66,840         74,956
Net interest income                              20,680         21,038        23,385         62,365         69,343
Provision for credit losses                       4,550          4,500        17,249         13,724         26,808
Gains on sale of securities                          64             19             9            150              9
Gains on sale of loans                                1             97            12            117             40
Non-interest income                               3,069          3,116         3,682          8,929         10,471
Operating expense                                10,843         10,925        10,722         32,465         34,148
Merger expense                                        0              0         2,012              0          2,013
Income tax expense                                3,231          3,441        (1,230)         9,775          6,492
Net income (loss)                                 5,190          5,404        (1,665)        15,597         10,402
-------------------------------------------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
-------------------------------------------------------------------------------------------------------------------
Yield on earning assets (1)                        8.10%         8.29%           9.15%         8.32%         8.95%
Cost of funds (1)                                  4.04          4.34            5.00          4.42          4.80
Interest rate spread during the period (1)         4.06          3.95            4.15          3.90          4.15
Interest rate margin during the period (1)         4.16          4.06            4.31          4.02          4.30
Return on average assets (1)                       0.98          0.98           (0.29)         0.95          0.61
Return on average equity (1)                      13.13         13.74           (4.03)        13.18          8.70
Equity to assets (2)                               7.71          7.35            6.97          7.71          6.97
Operating expenses to average assets (1)           2.05          1.99            2.23          1.97          2.14
Efficiency ratio                                  45.66         45.23           47.05         45.54         45.31
-------------------------------------------------------------------------------------------------------------------
PER SHARE DATA
-------------------------------------------------------------------------------------------------------------------
Basic earnings (loss)                             $0.52         $0.54          ($0.16)        $1.56         $1.01
Diluted earnings (loss)                           $0.51         $0.53          ($0.16)        $1.54         $1.00
Book value                                       $16.51        $15.79          $15.67        $16.51        $15.67
Dividends paid                                    $0.25         $0.25           $0.25         $0.75         $0.75
Dividend payout ratio                             47.80%        46.26%        (154.46)%       48.32%        74.02%
(1) Annualized (2) At period ended
-------------------------------------------------------------------------------------------------------------------
                                               Sept. 30,       June 30,     Sept. 30,      Sept. 30,      Sept. 30,
FINANCIAL CONDITION DATA                           2001           2001          2000           2001           2000
===================================================================================================================

Assets                                       $2,097,910     $2,131,010    $2,315,926     $2,097,910     $2,315,926
Earning assets                                1,978,685      2,006,700     2,162,351      1,978,685      2,162,351
Gross loans                                   1,521,921      1,634,523     1,816,167      1,521,921      1,816,167
Allowance for credit losses                     (56,905)       (55,159)      (41,756)       (56,905)       (41,756)
Gross investment securities                     405,312        375,320       398,393        405,312        398,393
Unrealized appreciation
    (depreciation) in AFS securities             10,617          1,834       (11,372)        10,617        (11,372)
Deposits                                      1,621,774      1,660,020     1,897,351      1,621,774      1,897,351
Borrowings                                      270,365        277,360       203,408        270,365        203,408
Subordinated debt                                30,000         30,000        30,000         30,000         30,000
Shareholders' equity                            161,693        156,600       161,524        161,693        161,524
Non-performing loans                             43,985         54,010        33,080         43,985         33,080
Loans, 30-89 days past due                       27,855         33,894        28,071         27,855         28,071
Other real estate                                   478            435           670            478            670
Trust assets                                    296,344        325,320       352,286        296,344        352,286
Serviced loans                                  483,732        492,920       529,100        483,732        529,100
-------------------------------------------------------------------------------------------------------------------
                                                          Quarters Ended                    Nine Months Ended
                                               Sept. 30,       June 30,      Sept. 30,        Sept. 30, 2001
AVERAGE BALANCES                                   2001           2001           2000    YTD Actual    YTD Budget
===================================================================================================================
Assets                                       $2,113,874     $2,197,438     $2,283,143    $2,196,060     $2,255,930

Earning assets                                1,991,224      2,072,641      2,155,582     2,071,325      2,131,035
Gross loans                                   1,574,504      1,715,341      1,802,563     1,692,279      1,769,659
Allowance for credit losses                     (56,115)       (62,436)       (35,757)      (59,646)       (33,472)
Gross investment securities                     391,812        400,951        401,912       404,548        411,092
Unrealized appreciation
    (depreciation) in AFS securities              4,416          1,772        (15,620)        1,905        (18,326)
Deposits                                      1,634,081      1,705,687      1,916,040     1,713,596      1,899,259
Borrowings                                      274,508        282,135        156,783       274,434        151,418
Subordinated debt                                30,000         30,000         30,000        30,000         30,000
Shareholders' equity                            158,085        157,354        165,121       157,727        159,346
Shares outstanding                            9,893,261      9,977,382     10,287,332    10,021,402     10,264,564
Diluted shares outstanding                   10,095,919     10,103,017     10,400,529    10,155,449     10,365,103

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
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BSB BANCORP, INC.
CONSOLIDATED STATEMENTS OF CONDITION (unaudited)
-------------------------------------------------------------------------------------------------------------------
                                                             September 30,           June 30,        September 30,
(Dollars in Thousands, Except Share Data)                             2001               2001                 2000
-------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                         $   48,262         $   48,948           $   80,253
Federal funds sold                                                  94,500             47,000
------------------------------------------------------------------------------------------------------------------
    Total cash and cash equivalents                                142,762             95,948               80,253

Investment securities available for sale                           403,828            367,074              377,485
Investment securities held to maturity                              12,101             10,081                9,536
Mortgages held for sale                                              2,331              2,267
Loans:
    Commercial                                                     784,618            851,822              998,446
    Consumer                                                       390,390            404,374              445,825
    Real estate                                                    346,913            378,327              371,896
-------------------------------------------------------------------------------------------------------------------
       Total loans                                               1,521,921          1,634,523            1,816,167
       Less: Net deferred costs                                       (909)              (915)                (919)
       Allowance for credit losses                                  56,905             55,159               41,756
-------------------------------------------------------------------------------------------------------------------
          Net loans                                              1,465,925          1,580,279            1,775,330
Bank premises and equipment                                         14,214             14,246               14,728
Accrued interest receivable                                         12,210             13,247               16,030
Other real estate                                                      478                435                  670
Intangible assets                                                      924              1,020                1,309
Other assets                                                        43,137             46,413               40,585
-------------------------------------------------------------------------------------------------------------------
                                                                $2,097,910         $2,131,010           $2,315,926
===================================================================================================================

LIABILITIES & SHAREHOLDERS' EQUITY
Due to depositors                                               $1,621,774         $1,660,020           $1,897,351
Borrowings                                                         270,365            277,360              203,408
Other liabilities                                                   14,078              7,030               23,643
Company obligated mandatorily redeemable preferred
    securities of subsidiary, BSB Capital Trust I,
    holding solely junior subordinated
    debentures of the Company                                       30,000             30,000               30,000
-------------------------------------------------------------------------------------------------------------------
       Total liabilities                                         1,936,217          1,974,410            2,154,402

Shareholders' Equity:
    Preferred Stock, par value $0.01 per share;
       authorized 2,500,000 shares; none issued
    Common Stock, par value $0.01 per share;
       authorized 30,000,000 shares; 11,514,910
       11,511,797 and 11,485,877 shares issued                         115                115                  115
    Additional paid-in capital                                      38,953             38,901               38,523
    Undivided profits                                              140,338            137,629              142,997
    Accumulated other comprehensive income                           6,187              1,069               (6,627)
    Treasury stock, at cost: 1,719,061, 1,592,261,
       and 1,175,524 shares                                        (23,900)           (21,114)             (13,484)
------------------------------------------------------------------------------------------------------------------
       Total shareholders' equity                                  161,693            156,600              161,524
-------------------------------------------------------------------------------------------------------------------
                                                                $2,097,910         $2,131,010           $2,315,926
===================================================================================================================

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
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BSB BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME  (unaudited)
--------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended                     Nine Months Ended
                                                  Sept. 30,       June 30,    Sept. 30,    Sept. 30,      Sept. 30,

(Dollars in Thousands, Except Share Data)             2001           2001         2000         2001            2000
--------------------------------------------------------------------------------------------------------------------
Interest income:
    Interest and fees on loans                     $33,600        $36,678      $43,011     $109,623        $124,150
    Interest on federal funds sold                     638            153           30          810              52
    Interest on investment securities                5,959          6,053        6,617       18,675          20,076
    Interest on mortgages held for sale                 47             43            3           97              21
--------------------------------------------------------------------------------------------------------------------
       Total interest income                        40,244         42,927       49,661      129,205         144,299
--------------------------------------------------------------------------------------------------------------------
Interest expense:
    Interest on savings deposits                     1,092          1,102        1,207        3,269           3,600
    Interest on time accounts                       11,309         13,144       16,666       39,806          47,799
    Interest on money market deposit accounts        3,038          3,386        5,348       10,836          14,925
    Interest on NOW accounts                            69             74           86          219             258
    Interest on borrowed funds                       3,447          3,574        2,360       10,882           6,600
    Interest on mandatorily redeemable
       preferred securities of subsidiary              609            609          609        1,828           1,774
--------------------------------------------------------------------------------------------------------------------
       Total interest expense                       19,564         21,889       26,276       66,840          74,956
--------------------------------------------------------------------------------------------------------------------
Net interest income                                 20,680         21,038       23,385       62,365          69,343
Provision for credit losses                          4,550          4,500       17,249       13,724          26,808
--------------------------------------------------------------------------------------------------------------------
Net interest income after provision
     for credit losses                              16,130         16,538        6,136       48,641          42,535
Gains on sale of securities                             64             19            9          150               9
Gains on sale of loans                                   1             97           12          117              40
Non-interest income:
    Service charges on deposit accounts              1,329          1,287        1,401        3,902           3,997
    Credit card fees                                    50             64          622          163           1,591
    Mortgage servicing fees                            273            292          292          856             922
    Fees and commissions-brokerage services            167            152          167          521             653
    Trust fees                                         605            381          319        1,317             955
    Other charges, commissions, and fees               645            940          881        2,170           2,353
--------------------------------------------------------------------------------------------------------------------
       Total non-interest income                     3,069          3,116        3,682        8,929          10,471
--------------------------------------------------------------------------------------------------------------------
Operating expense:
    Salaries, pensions, and
       other employee benefits                       5,486          5,419        4,791       16,260          16,113
    Building occupancy                               1,041          1,038        1,097        3,217           3,438
    Dealer commission expense                          140            118          126          341             411
    Computer service fees                              470            480          387        1,405           1,250
    Services                                         1,439          1,598        1,520        4,575           4,575
    FDIC insurance                                      87             89          241          269             437
    Goodwill                                            96             96           96          289             289
    Interchange fees                                                               481                        1,229
    Other real estate                                   51             48          139          127             197
    Merger expenses                                                              2,012                        2,013
    Other expenses                                   2,033          2,039        1,844        5,982           6,209
--------------------------------------------------------------------------------------------------------------------
       Total operating expense                      10,843         10,925       12,734       32,465          36,161
--------------------------------------------------------------------------------------------------------------------
Income before income taxes                           8,421          8,845       (2,895)      25,372          16,894
Provision for income taxes                           3,231          3,441       (1,230)       9,775           6,492
--------------------------------------------------------------------------------------------------------------------
NET INCOME (LOSS)                                  $ 5,190        $ 5,404      $(1,665)    $ 15,597        $ 10,402
===================================================================================================================

Earnings per share:

    Basic                                          $  0.52        $  0.54      $ (0.16)    $   1.56        $   1.01
    Diluted                                        $  0.51        $  0.53      $ (0.16)    $   1.54        $   1.00
===================================================================================================================

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